UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]            Preliminary Proxy Statement

[   ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]            Definitive Proxy Statement

[X]          Definitive Additional Materials

[   ]            Soliciting Material Pursuant to §240.14a-12

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INTERNATIONAL TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI TAX EXEMPT TRUST

SEI DAILY INCOME TRUST

SEI ASSET ALLOCATION TRUST

NEW COVENANT FUNDS

SEI CATHOLIC VALUES TRUST

SEI EXCHANGE TRADED FUNDS

ADVISER MANAGED TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

FUND NAME MERGED HERE

A SERIES OF TRUST NAME MERGED HERE

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 16, 2024

The undersigned, revoking prior proxies, hereby appoints Timothy D. Barto, David F. McCann, and Katherine R. Mason, each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders (“Meeting”) of the above named Fund (the “Fund”) to be held at the offices of SEI Investments Management Corporation at One Freedom Valley Drive, Oaks, PA 19456, on October 16, 2024, at 9:00 a.m. Eastern Time, or at any adjournment thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposal(s), as more fully described in the Notice of Meeting and accompanying Proxy Statement.

The undersigned acknowledges receipt of the Notice of the Meeting and the Proxy Statement.

Do you have questions?

If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (866) 751-6311. Representatives are available to assist you Monday through Friday, from 9 a.m. to 10 p.m., Eastern time.

Important Notice Regarding the Availability of Proxy Materials for thE Special Meeting of Shareholders to Be Held on October 16, 2024. The Proxy Statement and the accompanying Notice of Special Meeting of Shareholders are available at:

https://vote.proxyonline.com/SEI/docs/2024mtg.pdf

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number, nor can it be used in any other manner other than this proxy.

Bulk Voting Form

FUND NAME MERGED HERE

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD. If Joint owners, EITHER should sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Board of Trustees. The proxy will be voted as specified by the undersigned. If you sign the proxy without otherwise indicating a vote on a Proposal(s), this proxy shall be voted FOR such Proposal(s). If any other matters properly come before the Meeting to be voted on, the shares will be voted by the proxy in accordance with his or her judgment.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK CIRCLE IN BLUE OR BLACK INK. Example: ●

PROPOSAL(S):
1.

To elect a slate of nominees, each of the current Trustees and new Trustees, to the Board of Trustees. The Board urges you to vote FOR the election of the Nominees.

(You may vote individually for Nominees below.)

		FOR	WITHHOLD		FOR	WITHHOLD
	1. Robert A. Nesher	O	O	6. Christine Reynolds	O	O
	2. Nina Lesavoy	O	O	7. Thomas Melendez	O	O
	3. James M. Williams	O	O	8. Dennis McGonigle	O	O
	4. James Taylor	O	O	9. Eli Powell Niepoky	O	O
	5. Susan C. Cote	O	O	10. Kimberly Walker	O	O
				FOR	WITHHOLD	ABSTAIN
2.	To amend the Agreement and Declaration of Trust for each of SIMT and SIT to reduce the shareholder quorum requirement from a majority to one-third (33-1/3%).			O	O	O

3.	To reclassify the diversification status of the SIMT Large Cap Growth Fund from diversified to non-diversified and eliminate a related fundamental diversification policy.			O	O	O

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE FUND. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN IT IS SIGNED AND DATED.

Appendix 1: Accounts where bulk voting should be applied.

Account Name	Account Address

THANK YOU FOR CASTING YOUR VOTE

Hi [Insert Client’s Name],

We have identified that your office has received a large number of Proxy Ballots for the current SEI Fund Proxy.  You have received them by either email or paper or a combination of both.  SEI would like to help you facilitate your response by offering a BULK Voting option.

If you would like to participate in the BULK Vote, please reply to this email and attach your completed Bulk Voting Form. Also, please remember to include the spreadsheet with your response.

If you would prefer to submit your bulk vote electronically, please follow this link (insert link)

Your vote is important.  We are not advocating that you vote the shares over which you have voting authority for or against any particular proposal.  Your prompt response will enable the Funds to hold the shareholder meeting on time and save the expense of additional solicitation costs if not enough shareholders vote.

As a reminder, the Proxy contains three proposals outlined below:

Proposal 1: To elect a slate of nominees, each of the current Trustees and new Trustees to the Board of Trustees.

Proposal 2: To amend the Agreement and Declaration of Trust for each of SIMT and SIT to reduce the shareholder quorum requirement from a majority to one-third (33-1/3%).

Proposal 3: To reclassify the diversification status of the SIMT Large Cap Growth Fund from diversified to non-diversified and eliminate a related fundamental diversification policy.

Fund	Relevant Proposal
SEI Institutional Managed Trust ("SIMT")	Proposal 1, Proposal 2, Proposal 3
SEI Institutional International Trust ("SIT")	Proposal 1 and Proposal 2
SEI Institutional Investments Trust ("SIIT")	Proposal 1
SEI Tax Exempt Trust ("STET")	Proposal 1
SEI Daily Income Trust ("SDIT")	Proposal 1
SEI Asset Allocation Trust ("SAAT")	Proposal 1
SEI Exchange Traded Funds (“SETF”)	Proposal 1

If the necessary proxy cards are not returned in a timely manner, reminder mailings will be placed to shareholders requesting that they complete and return the cards.

Thanks for your time.  I look forward to your response.

Thanks,

[Insert Service Person Name]